Exhibit 99.1

PRESS RELEASE
Veritex Holdings, Inc. Announces Pricing of Common Stock Offering
DALLAS, Aug. 2, 2017 - Veritex Holdings, Inc. (NASDAQ: VBTX)(the “Company”), the parent holding company of Veritex Community Bank, announced the pricing of an underwritten public offering of 1,987,000 shares of its common stock at a price to the public of $26.25 per share, for gross proceeds of approximately $52.2 million. The net proceeds to the Company, after deducting the underwriting discounts but before deducting the estimated offering expenses payable by the Company, are expected to be approximately $49.6 million. The Company has granted the underwriters a 30-day option to purchase up to an additional 298,050 shares of Company common stock at the public offering price, less the underwriting discount.
Stephens Inc. served as the sole book-running manager for the offering and Piper Jaffray & Co. served as co-manager.
The Company intends to use the net proceeds from the offering to fund a portion of the purchase price of its proposed merger with Liberty Bancshares, Inc. and for general corporate purposes.
The Company expects to close the offering, subject to customary conditions, on or about August 7, 2017.
Additional Information Regarding the Offering
The offering of the common stock is being made pursuant to an effective shelf registration statement (File No. 333-207934) filed by the Company with the Securities and Exchange Commission (“SEC”). as amended on August 2, 2017, and only by means of a prospectus supplement and accompanying prospectus. A preliminary prospectus supplement has been filed with the SEC to which this communication relates. Prospective investors should read the preliminary prospectus supplement and the accompanying prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the offering. These documents are available at no charge by visiting the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement, the prospectus supplement and the accompanying prospectus related to the offering may be obtained by contacting: Stephens, Inc., 111 Center Street, Little Rock, Arkansas, 72201, Attn: Syndicate (1-800-643-9691).
No Offer or Solicitation
This press release does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended.
About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex Holdings, Inc. is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System.
Special Note Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of the Company’s management with respect to, among other things, future events and the Company’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,”

or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include successfully implementing its growth strategy, including identifying acquisition targets and consummating suitable acquisitions;  continuing to sustain internal growth rate; providing competitive products and services that appeal to its customers and target market; continuing to have access to debt and equity capital markets and achieving its performance goals. The foregoing list of factors is not exhaustive.
For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Special Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2017 and any updates to those risk factors set forth in the Company’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company’s behalf may issue.
Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Media Contact:
LaVonda Renfro
972-349-6200
lrenfro@veritexbank.com

Investor Relations:
Susan Caudle
972-349-6132
scaudle@veritexbank.com